Exhibit 99.3

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

TO VOTE, MARK BLOCKS IN BLUR OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACHED AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of PacWest Bancorp (“PacWest”) recommends you vote FOR Proposals 1 through 6:	For	Against	Abstain

1. PacWest Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of July 22, 2013, by and between PacWest and CapitalSource Inc., as such agreement may be amended from time to time.	☐	☐	☐

2.            PacWest Certificate of Incorporation Amendment Proposal. To adopt an amendment to the PacWest certificate of incorporation to increase the number of authorized shares of PacWest common stock from 75 million shares to 200 million shares.

	☐	☐	☐

3. PacWest Stock Issuance Proposal. To approve the issuance of PacWest common stock in the merger.	☐	☐	☐

4.              PacWest Stock Plan Amendment Proposal. To (i) approve an amendment to the PacWest 2003 Stock Incentive Plan to increase the aggregate number of shares of PacWest common stock authorized for grant thereunder from 6.5 million shares to 9 million shares and to extend the expiration of the plan from May 31, 2017 to May 31, 2019 and (ii) re-approve the business criteria listed under the PacWest 2003 Stock Incentive Plan on which performance goals may be based for awards under the plan that are intended to satisfy the ‘‘performance-based compensation’’ exception to the deductibility limit under Section 162(m) of the Internal Revenue Code.

	☐	☐	☐

5.              PacWest Advisory (Non-Binding) Proposal on Specified Compensation. To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of PacWest in connection with the merger.

	☐	☐	☐

6.              PacWest Adjournment Proposal. To approve one or more adjournments of the PacWest special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposals 1 through 4.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Materials for the Special Meeting: The Form S-4, Notice & Joint Proxy Statement / Prospectus are available at www.proxyvote.com.

PACWEST BANCORP
Special Meeting of Stockholders
[        ], 2014 at [      ] PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at [     ] PT on [     ], 2014, at [                          ], and any adjournment or postponement thereof.

Whether or not you plan to attend the Special Meeting, please sign and return this proxy as promptly as possible to ensure a quorum is constituted.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side